Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65900) pertaining to the 401(k) Savings Plan of Brown Shoe Company, Inc. of our report dated June 27, 2013, with respect to the financial statements and schedules of the Brown Shoe Company, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
St. Louis, Missouri
June 27, 2013